UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2023

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On December 21, 2023, Range Impact, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with each of the purchasers identified therein (the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 11,333,336 shares of the Company’s common stock (the “Shares”) at a price of $0.15 per share. The aggregate proceeds from the sale of the Shares are approximately $1,700,000.

The Purchase Agreements contain the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the Shares within ninety (90) days following the closing. The transactions represented by the Purchase Agreements closed on December 21, 2023.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreements attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 in its entirety.

Pursuant to the Purchase Agreements, the Company issued 11,333,336 shares of the Company’s common stock to the Purchasers on December 21, 2023. The sale of the Shares was exempt from the registration requirements of the Securities Act as transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Purchasers in the Purchase Agreements, including, but not limited to, that each of them is an “accredited investor” within the meaning of Rule 501 of Regulation D and each of them had access to full and complete information about the Company and its investment.

Item 8.01. Other Events.

We are furnishing the disclosure in this Item 8.01 in connection with the disclosure of information in a press release released on December 21, 2023 announcing the issuance of the Shares. The press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated December 21, 2023, between the Company and the Purchasers

99.1	Press Release from the Company dated December 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: December 21, 2023	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated December 21, 2023, between the Company and the Purchasers

99.1	Press Release from the Company dated December 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)